Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355 and 333-190377 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-103561 and 333-145947 on Form S-3 of Hasbro, Inc. of our reports dated February 26, 2014, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 29, 2013 and December 30, 2012, and the related consolidated statements of operations, comprehensive earnings, cash flows, and shareholders’ equity for each of the fiscal years in the three-year period ended December 29, 2013, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 29, 2013, which reports appear in the December 29, 2013 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island

February 26, 2014